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Exhibit 99.1


                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471




FOR IMMEDIATE RELEASE               Contact:    Daniel M. Healy
                                                Executive Vice President
                                                Chief Financial Officer
                                                (631) 844-1258


             NORTH FORK TO PRESENT AT THE BANC OF AMERICA SECURITIES


                          ANNUAL INVESTMENT CONFERENCE

     Melville, N.Y. - September 17, 2004 - North Fork Bancorporation, Inc. (NYSE: NFB) will be presenting at the Banc of America Securities 34th Annual Investment Conference in San Francisco on Monday, September 20 at 11:30 a.m.
(PT).

     Banc of America Securities has established a Live and Archived Webcast for interested parties to listen to and view the North Fork presentation. The Webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and clicking on Banc of America Securities Investment Conference - September 20, 2004 at 11:30 am (PT). A printable version of the presentation slideshow will also be available on the North Fork website.


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